Exhibit 99.1

MoneyLion Announces Successful Completion of Senior Debt Refinancing

Refinancing Existing Debt Significantly Lowers Cost of Capital by Approximately 550 Basis Points and Extends Maturity to 2029

NEW YORK, NY, November 25, 2024 – MoneyLion Inc. (“MoneyLion” or the “Company”) (NYSE: ML), a digital ecosystem for consumer finance that empowers everyone to make their best financial decisions, today announced that it has successfully closed a $70 million loan facility with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), to refinance MoneyLion’s existing senior debt and lower its cost of capital. Although MoneyLion’s existing senior debt was not set to mature until 2026, the Company’s strong financial standing created an opportunity to secure refinancing on substantially improved terms through a premier banking partner.

Summary of the new credit agreement with SVB:

●	$70.0 million aggregate principal amount of term loans (the “Initial Term Loans”), which were drawn today; and

●	Proceeds of the Initial Term Loans were used to repay in full the approximately $65.0 million aggregate principal amount outstanding under the Company’s existing loan facility, including accrued and unpaid interest and related fees, to pay transaction-related fees and expenses, and for ongoing working capital and general corporate purposes.

“This refinancing marks an important milestone in MoneyLion’s evolution as we advance our mission to empower consumers with innovative financial solutions, now with a stronger and more flexible balance sheet commitment from a reputed bank partner in Silicon Valley Bank,” said Dee Choubey, MoneyLion’s Co-Founder and Chief Executive Officer.

“By lowering our cost of capital and extending our debt maturity, we’ve strengthened our financial position. This enables us to accelerate organic investments in innovation, expand our ecosystem, and position MoneyLion to scale rapidly and efficiently as we become the number one place for financial decisions,” said Rick Correia, MoneyLion’s President and Chief Financial Officer.

About MoneyLion

MoneyLion is a leader in financial technology powering the next generation of personalized products, content, and marketplace technology, with a top consumer finance super app, a premier embedded finance platform for enterprise businesses and a world-class media arm. MoneyLion’s mission is to give everyone the power to make their best financial decisions. We pride ourselves on serving the many, not the few; providing confidence through guidance, choice, and personalization; and shortening the distance to an informed action. In our go-to money app for consumers, we deliver curated content on finance and related topics, through a tailored feed that engages people to learn and share. People take control of their finances with our innovative financial products and marketplace - including our full-fledged suite of features to save, borrow, spend, and invest - seamlessly bringing together the best offers and content from MoneyLion and our 1,200+ Enterprise Partner network, together in one experience.

MoneyLion’s enterprise technology provides the definitive search engine and marketplace for financial products, enabling any company to add embedded finance to their business, with advanced AI-backed data and tools through our platform and API. Established in 2013, MoneyLion connects millions of people with the financial products and content they need, when and where they need it.

For more information about MoneyLion, please visit www.moneylion.com. For information about Engine by MoneyLion for enterprise businesses, please visit www.engine.tech. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on X.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things: factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control; MoneyLion's ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform; MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties; demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel; MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion's ability to achieve or maintain profitability in the future; intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate; risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties; MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion's ability to establish and maintain an effective system of internal controls over financial reporting; MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and its publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities; and factors discussed in MoneyLion’s filings with the Securities and Exchange Commission. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

MoneyLion Investor Relations

ir@moneylion.com

MoneyLion Communications

pr@moneylion.com